DOCUSIGN, INC.
Exhibit 99.1

Docusign Announces First Quarter Fiscal 2025 Financial Results;
Announces $1.0 Billion Increase to Share Repurchase Program

San Francisco – June 6, 2024 – Docusign, Inc. (NASDAQ: DOCU) today announced results for its fiscal quarter ended April 30, 2024. Prepared remarks and the news release with the financial results will be accessible on Docusign’s website at investor.docusign.com prior to its webcast.

“Docusign is off to a strong start in fiscal 2025. We launched a significant expansion to our company strategy with our announcement of the Docusign Intelligent Agreement Management platform,” said Allan Thygesen, CEO of Docusign. “In Q1, we continued to stabilize the business and improve profitability, allowing Docusign to continue investing for long term growth.”

First Quarter Financial Highlights

▪Total revenue was $709.6 million, an increase of 7% year-over-year. Subscription revenue was $691.5 million, an increase of 8% year-over-year. Professional services and other revenue was $18.2 million, a decrease of 18% year-over-year.
▪Billings were $709.5 million, an increase of 5% year-over-year.
▪GAAP gross margin was 78.9% compared to 79.4% in the same period last year. Non-GAAP gross margin was 82.0% compared to 82.6% in the same period last year.
▪GAAP net income per basic share was $0.16 on 206 million shares outstanding compared to $0.00 on 203 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.16 on 210 million shares outstanding compared to $0.00 on 208 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.82 on 210 million shares outstanding compared to $0.72 on 208 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $254.8 million compared to $233.6 million in the same period last year.
▪Free cash flow was $232.1 million compared to $214.6 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.2 billion at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights:

Launches Docusign IAM (“Intelligent Agreement Management”): Docusign announced a significant expansion of its company strategy at its Momentum24 NYC conference. Docusign IAM is a platform with services that transforms how customers create, commit, and manage agreements. Services include:
▪Docusign Maestro: Automate and accelerate agreement creation and processes through flexible, customizable workflows without using code. Maestro integrates Docusign products, including eSignature, ID verification, and data verification, with third-party applications.
▪Docusign Navigator: A smart repository that enables organizations to centrally store, manage, and analyze agreements from any source. Powered by Docusign AI, Navigator transforms unstructured agreements into structured data, making it easy for users to find agreements, access vital information, and gain valuable insights from agreements.
▪Docusign App Center: Customers can discover, install, and connect third-party applications to integrate their existing systems with IAM. At launch, App Center will feature an initial set of commonly used apps, including HubSpot, ServiceNow, Stripe, and document-sharing services like Google Drive, Microsoft OneDrive, and Microsoft Sharepoint.

DOCUSIGN, INC.
▪IAM application suites: The IAM platform will be offered through purpose-built applications for specific functions within organizations. With the initial Q2 IAM launch, Docusign will offer IAM for Sales, IAM for Customer Experience, and IAM Core. Future application suites will include IAM for Legal, IAM for Procurement, IAM for Human Resources, and other solutions for functions and industry verticals.
Subsequent to the end of Q1, Docusign announced in late May the general availability of IAM for an initial set of customers. From that point, IAM will gradually roll out across customer segments and geographies.

AI Innovation Leadership:
▪Lexion Acquisition: After Q1, Docusign closed its acquisition of DocuSmart, Inc. d/b/a Lexion (“Lexion”). Lexion is a leader in AI-based agreement technology with solutions designed to automate workflows and extract vital information from contracts. Founded in 2019, Lexion accelerates Docusign’s AI-powered IAM roadmap and brings industry leaders into its technology teams.
▪AI Momentum24 Announcements: Docusign announced the launch of AI-powered Agreement Summarization in Docusign CLM, enabling the creation of concise summaries of large amounts of agreement text. Docusign is also one of the first integrations with Microsoft Copilot for Sales, giving sellers using Microsoft Dynamics or Salesforce Sales Cloud the power to surface and instantly access agreement data relevant to a CRM record.

Increase to Stock Repurchase Program
▪Docusign’s board of directors has authorized an increase to its existing stock repurchase program for an additional amount of up to $1.0 billion of Docusign’s outstanding common stock. The program has no minimum purchase commitment and no mandated end date. The repurchase is expected to be executed, subject to general business and market conditions and other investment opportunities, through open market purchases, and other transactions in accordance with applicable securities laws. The timing and the amount of any repurchased common stock will be determined by Docusign’s management based on its evaluation of market conditions and other factors. The repurchase program does not obligate Docusign to acquire any particular amount of common stock and the repurchase program may be suspended or discontinued at any time at Docusign’s discretion without prior notice.

DOCUSIGN, INC.
Guidance

The company currently expects the following guidance:

▪Quarter ending July 31, 2024 (in millions, except percentages):

Total revenue	$725	to	$729
Subscription revenue	$705	to	$709
Billings	$715	to	$725
Non-GAAP gross margin	80.5%	to	81.5%
Non-GAAP operating margin	27.0%	to	28.0%
Non-GAAP diluted weighted-average shares outstanding	208	to	213

▪Fiscal Year ending January 31, 2025 (in millions, except percentages):

Total revenue	$2,920	to	$2,932
Subscription revenue	$2,844	to	$2,856
Billings	$2,980	to	$3,030
Non-GAAP gross margin	81.0%	to	82.0%
Non-GAAP operating margin	26.5%	to	28.0%
Non-GAAP diluted weighted-average shares outstanding	208	to	213

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by many factors, including the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on June 6, 2024 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the Docusign Investor Relations website at investor.docusign.com. Prepared remarks and the news release with the financial results will also be accessible on Docusign’s website prior to the webcast. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (EST) June 20, 2024 using the passcode 13746695.

About Docusign

Docusign brings agreements to life. Over 1.5 million customers and more than a billion people in over 180 countries use Docusign solutions to accelerate the process of doing business and simplify people's lives. With intelligent agreement management, Docusign unleashes business critical data that is trapped inside of documents. Until now, these were disconnected from business systems of record, costing businesses time, money, and opportunity. Using Docusign IAM, companies can create, commit, and manage agreements with solutions created by the #1 company in e-signature and contract lifecycle management (CLM). Learn more at www.docusign.com.

Copyright 2024. Docusign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Docusign Investor Relations
investors@docusign.com

Media Relations:
Docusign Corporate Communications
media@docusign.com

DOCUSIGN, INC.
Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Guidance” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP operating margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, as well as statements related to our expectations regarding the benefits of the Docusign IAM platform and Docusign's utilization of its stock repurchase program, including the expected timing, duration, volume and nature of share repurchase under such program. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, volatile interest rates, instability in the global banking sector, and market volatility on the global economy; our ability to estimate the size and growth of our total addressable market; our ability to compete effectively in an evolving and competitive market; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to effectively sustain and manage our growth and future expenses and achieve and maintain future profitability; our ability to attract new customers and maintain and expand our existing customer base; our ability to effectively implement and execute our restructuring plans; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, including our ability to successfully incorporate generative artificial intelligence into our existing and future products; our ability to successfully execute our go-to-market and sales strategy for our IAM platform; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts; our ability to successfully implement and maintain new and existing information technology systems, including our ERP system; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2024 filed on March 21, 2024, our quarterly report on Form 10-Q for the quarter ended April 30, 2024, which we expect to file on June 7, 2024 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present

DOCUSIGN, INC.
these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, fair value adjustments to strategic investments, acquisition-related expenses, lease-related impairment and lease-related charges, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024 and fiscal 2025, we have determined the projected non-GAAP tax rate to be 20%.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings can be used to measure our periodic performance, when taking into consideration the timing aspects of customer renewals, which represents a large component of our business. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2024	2023
Revenue:
Subscription	$691,483	$639,307
Professional services and other	18,157	22,081
Total revenue	709,640	661,388
Cost of revenue:
Subscription	126,602	108,942
Professional services and other	22,844	27,545
Total cost of revenue	149,446	136,487
Gross profit	560,194	524,901
Operating expenses:
Sales and marketing	281,644	280,605
Research and development	134,320	115,364
General and administrative	92,478	104,811
Restructuring and other related charges	29,124	28,772
Total operating expenses	537,566	529,552
Income (loss) from operations	22,628	(4,651)
Interest expense	(144)	(1,966)
Interest income and other income, net	14,109	12,245
Income before provision for income taxes	36,593	5,628
Provision for income taxes	2,833	5,089
Net income	$33,760	$539
Net income per share attributable to common stockholders:
Basic	$0.16	$0.00
Diluted	$0.16	$0.00
Weighted-average shares used in computing net income per share:
Basic	205,870	202,631
Diluted	209,896	208,071

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$14,181	$11,357
Cost of revenue—professional services and other	4,702	6,730
Sales and marketing	46,271	45,326
Research and development	44,202	35,997
General and administrative	28,520	40,342
Restructuring and other related charges	4,628	4,954

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	April 30, 2024	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$817,388	$797,060
Investments—current	269,400	248,402
Accounts receivable, net	306,152	439,299
Contract assets—current	12,319	15,922
Prepaid expenses and other current assets	84,540	66,984
Total current assets	1,489,799	1,567,667
Investments—noncurrent	139,108	121,977
Property and equipment, net	255,736	245,173
Operating lease right-of-use assets	119,997	123,188
Goodwill	352,450	353,138
Intangible assets, net	46,206	50,905
Deferred contract acquisition costs—noncurrent	415,739	409,627
Other assets—noncurrent	107,654	99,615
Total assets	$2,926,689	$2,971,290
Liabilities and Equity
Current liabilities
Accounts payable	$17,700	$19,029
Accrued expenses and other current liabilities	99,177	104,037
Accrued compensation	153,932	195,266
Contract liabilities—current	1,313,227	1,320,059
Operating lease liabilities—current	20,925	22,230
Total current liabilities	1,604,961	1,660,621
Contract liabilities—noncurrent	23,840	21,980
Operating lease liabilities—noncurrent	117,444	120,823
Deferred tax liability—noncurrent	18,037	16,795
Other liabilities—noncurrent	25,407	21,332
Total liabilities	1,789,689	1,841,551
Stockholders’ equity
Common stock	20	21
Treasury stock	(2,670)	(2,164)
Additional paid-in capital	2,950,081	2,821,461
Accumulated other comprehensive loss	(24,910)	(19,360)
Accumulated deficit	(1,785,521)	(1,670,219)
Total stockholders’ equity	1,137,000	1,129,739
Total liabilities and equity	$2,926,689	$2,971,290

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$33,760	$539
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,506	22,867
Amortization of deferred contract acquisition and fulfillment costs	54,212	48,230
Amortization of debt discount and transaction costs	138	1,246
Non-cash operating lease costs	4,878	5,980
Stock-based compensation expense	142,504	144,706
Deferred income taxes	1,477	1,623
Other	1,472	(831)
Changes in operating assets and liabilities:
Accounts receivable	130,639	108,281
Prepaid expenses and other current assets	(17,061)	(16,803)
Deferred contract acquisition and fulfillment costs	(63,072)	(56,526)
Other assets	1,917	(7,661)
Accounts payable	(1,163)	(9,021)
Accrued expenses and other liabilities	(3,480)	1,095
Accrued compensation	(45,048)	(21,582)
Contract liabilities	(4,973)	18,287
Operating lease liabilities	(5,880)	(6,795)
Net cash provided by operating activities	254,826	233,635
Cash flows from investing activities:
Purchases of marketable securities	(119,638)	(53,830)
Maturities of marketable securities	82,114	80,699
Purchases of strategic and other investments	(500)	—
Purchases of property and equipment	(22,753)	(19,057)
Net cash provided by (used in) investing activities	(60,777)	7,812
Cash flows from financing activities:
Repurchases of common stock	(149,062)	(40,472)
Settlement of capped calls, net of related costs	—	23,688
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(41,637)	(22,637)
Proceeds from exercise of stock options	635	127
Proceeds from employee stock purchase plan	20,190	18,390
Net cash used in financing activities	(169,874)	(20,904)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(2,915)	1,011
Net increase in cash, cash equivalents and restricted cash	21,260	221,554
Cash, cash equivalents and restricted cash at beginning of period (1)	801,499	723,201
Cash, cash equivalents and restricted cash at end of period (1)	$822,759	$944,755
(1) Cash, cash equivalents and restricted cash included restricted cash of $5.4 million and $4.4 million at April 30, 2024 and January 31, 2024.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP gross profit	$560,194	$524,901
Add: Stock-based compensation	18,883	18,087
Add: Amortization of acquisition-related intangibles	2,070	2,403
Add: Employer payroll tax on employee stock transactions	1,023	675
Add: Lease-related impairment and lease-related charges	—	429
Non-GAAP gross profit	$582,170	$546,495
GAAP gross margin	78.9%	79.4%
Non-GAAP adjustments	3.1%	3.2%
Non-GAAP gross margin	82.0%	82.6%

GAAP subscription gross profit	$564,881	$530,365
Add: Stock-based compensation	14,181	11,357
Add: Amortization of acquisition-related intangibles	2,070	2,403
Add: Employer payroll tax on employee stock transactions	792	466
Add: Lease-related impairment and lease-related charges	—	299
Non-GAAP subscription gross profit	$581,924	$544,890
GAAP subscription gross margin	81.7%	83.0%
Non-GAAP adjustments	2.5%	2.2%
Non-GAAP subscription gross margin	84.2%	85.2%

GAAP professional services and other gross loss	$(4,687)	$(5,464)
Add: Stock-based compensation	4,702	6,730
Add: Employer payroll tax on employee stock transactions	231	209
Add: Lease-related impairment and lease-related charges	—	130
Non-GAAP professional services and other gross profit	$246	$1,605
GAAP professional services and other gross margin	(25.8)%	(24.7)%
Non-GAAP adjustments	27.2%	32.0%
Non-GAAP professional services and other gross margin	1.4%	7.3%

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Reconciliation of operating expenses:

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP sales and marketing	$281,644	$280,605
Less: Stock-based compensation	(46,271)	(45,326)
Less: Amortization of acquisition-related intangibles	(2,629)	(2,629)
Less: Employer payroll tax on employee stock transactions	(2,138)	(1,670)
Less: Lease-related impairment and lease-related charges	—	(1,356)
Non-GAAP sales and marketing	$230,606	$229,624
GAAP sales and marketing as a percentage of revenue	39.7%	42.4%
Non-GAAP sales and marketing as a percentage of revenue	32.5%	34.7%

GAAP research and development	$134,320	$115,364
Less: Stock-based compensation	(44,202)	(35,997)
Less: Employer payroll tax on employee stock transactions	(2,565)	(1,408)
Less: Lease-related impairment and lease-related charges	—	(492)
Non-GAAP research and development	$87,553	$77,467
GAAP research and development as a percentage of revenue	18.9%	17.4%
Non-GAAP research and development as a percentage of revenue	12.3%	11.7%

GAAP general and administrative	$92,478	$104,811
Less: Stock-based compensation	(28,520)	(40,342)
Less: Employer payroll tax on employee stock transactions	(678)	(431)
Less: Acquisition-related expenses	(1,358)	—
Less: Lease-related impairment and lease-related charges	—	(399)
Non-GAAP general and administrative	$61,922	$63,639
GAAP general and administrative as a percentage of revenue	13.0%	15.8%
Non-GAAP general and administrative as a percentage of revenue	8.7%	9.6%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended April 30,
(in thousands)	2024	2023
GAAP income (loss) from operations	$22,628	$(4,651)
Add: Stock-based compensation	137,876	139,752
Add: Amortization of acquisition-related intangibles	4,699	5,032
Add: Employer payroll tax on employee stock transactions	6,404	4,184
Add: Acquisition-related expenses	1,358	—
Add: Restructuring and other related charges	29,124	28,772
Add: Lease-related impairment and lease-related charges	—	2,676
Non-GAAP income from operations	$202,089	$175,765
GAAP operating margin	3.2%	(0.7)%
Non-GAAP adjustments	25.3%	27.3%
Non-GAAP operating margin	28.5%	26.6%

DOCUSIGN, INC.
Reconciliation of net income and net income per share, basic and diluted:

	Three Months Ended April 30,
(in thousands, except per share data)	2024	2023
GAAP net income	$33,760	$539
Add: Stock-based compensation	137,876	139,752
Add: Amortization of acquisition-related intangibles	4,699	5,032
Add: Employer payroll tax on employee stock transactions	6,404	4,184
Add: Acquisition-related expenses	1,358	—
Add: Restructuring and other related charges	29,124	28,772
Add: Amortization of debt discount and issuance costs	—	1,604
Add: Fair value adjustments to strategic investments	—	119
Add: Lease-related impairment and lease-related charges	—	2,676
Add: Income tax effect of non-GAAP adjustments	(40,378)	(32,464)
Non-GAAP net income	$172,843	$150,214

Numerator:
Non-GAAP net income	$172,843	$150,214
Add: Interest expense on convertible senior notes	—	357
Non-GAAP net income attributable to common stockholders, diluted	$172,843	$150,571

Denominator:
Weighted-average common shares outstanding, basic	205,870	202,631
Effect of dilutive securities	4,026	5,440
Non-GAAP weighted-average common shares outstanding, diluted	209,896	208,071

GAAP net income per share, basic	$0.16	$0.00
GAAP net income per share, diluted	$0.16	$0.00
Non-GAAP net income per share, basic	$0.84	$0.74
Non-GAAP net income per share, diluted	$0.82	$0.72

Computation of free cash flow:

	Three Months Ended April 30,
(in thousands)	2024	2023
Net cash provided by operating activities	$254,826	$233,635
Less: Purchases of property and equipment	(22,753)	(19,057)
Non-GAAP free cash flow	$232,073	$214,578
Net cash provided by (used in) investing activities	$(60,777)	$7,812
Net cash used in financing activities	$(169,874)	$(20,904)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended April 30,
(in thousands)	2024	2023
Revenue	$709,640	$661,388
Add: Contract liabilities and refund liability, end of period	1,340,680	1,210,965
Less: Contract liabilities and refund liability, beginning of period	(1,343,792)	(1,191,269)
Add: Contract assets and unbilled accounts receivable, beginning of period	20,189	16,615
Less: Contract assets and unbilled accounts receivable, end of period	(17,179)	(22,936)
Non-GAAP billings	$709,538	$674,763